CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Liberty Money Market Fund (one of the series comprising Liberty Funds Trust II) in the Liberty Money Market Fund Prospectus and "Independent Auditors," "Financial Statements," and "Information Concerning the Portfolio" in the Liberty Money Market Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 56 to the Registration Statement (Form N-1A, No. 2-66976) of our report dated August 22, 2001 on the financial statements and financial highlights of Liberty Money Market Fund (one of the series comprising Liberty Funds Trust II) and SR&F Cash Reserves Portfolio (a series of the SR&F Base Trust) included in the Liberty Money Market Fund Annual Report dated June 30, 2001.




                                                  ERNST & YOUNG LLP

                                                  /s/ERNST & YOUNG LLP


Boston, Massachusetts
October 25, 2001